EXHIBIT 99

MBT Financial Corp. Announces Fourth Quarter 2011 Profit

MONROE, Mich., January 26, 2012 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net profit of $431,000, or $0.02 per share, in the fourth quarter of 2011, compared to the loss of $7.5 million, or $0.44 per share in the fourth quarter of 2010. The Company also reported a full year loss of $3.8 million, or $0.22 per share for 2011, compared to the full year loss of $11.9 million, or $0.72 per share in 2010. The fourth quarter and full year 2011 results are preliminary and subject to adjustment following the completion of the Company’s annual independent audit.

The net interest margin increased from 3.12% in the fourth quarter of 2010 to 3.16% in the fourth quarter of 2011, but average earning assets decreased $11.9 million. As a result, the net interest income for the fourth quarter of 2011 was unchanged from the fourth quarter of 2010 at $8.8 million. Although average earning assets decreased 1.0%, average loans decreased $82.7 million, or 10.7% and investments increased $70.8 million, as loan demand remained low.

The provision for loan losses decreased from $7.1 million last year to $2.5 million in the fourth quarter of 2011 due to a decrease in the net charge offs from $6.6 million to $3.5 million, and due to a reduction in the allowance for loan losses to reflect recent historical loss rates and the decrease in the size of the loan portfolio.

Non interest income, excluding securities gains and life insurance proceeds, decreased 6.8% from $4.2 million in the fourth quarter of 2010 to $3.9 million in the fourth quarter of 2011. Declines in wealth management fees, origination fees from mortgage loans sold, and deposit service charges were the primary causes of this decrease. Bank Owned Life Insurance income increased $2.0 million due to death benefits received in the fourth quarter of 2012.

Total non interest expenses, excluding a death benefit obligation payment, decreased $133,000, or 1.3% compared to the fourth quarter of 2010, mainly due to lower marketing expenses, other real estate carrying costs, and deposit insurance premiums paid to the FDIC. Other expenses increased due to the payment of a $1.6 million death benefit obligation.

Total assets of the company decreased $21.4 million compared to December 31, 2010, mainly due to a planned decrease in non deposit funding. Deposit activity has been steady in 2011, with core, in market deposits increasing $13.4 million while brokered deposits decreased $23.0 million. The Company also reduced its repurchase agreement funding by $10.0 million and its Federal Home Loan Bank borrowings $6.5 million since the beginning of the year. Capital increased $1.7 million during the year, and with the decrease in assets, the ratio of equity to assets increased from 5.88% at December 31, 2010 to 6.12% at December 31, 2011. The bank remains adequately capitalized as measured by applicable regulatory standards. The company’s already strong liquidity position continued to improve, with cash and investments increasing from 31.7% of assets at the end of 2010 to 37.7% at the end of 2011.

Unemployment in southeast Michigan continues to improve, and this is having a positive impact on our asset quality. Non accrual loans decreased $16.9 million, or 24.9% compared to a year ago and are now at their lowest level since the first quarter of 2009. We are beginning to see an improvement in real estate sales activity and prices, and that has helped us reduce the amount of Other Real Estate Owned (OREO). Our total OREO decreased $3.1 million, or 15.7% compared to a year ago, and we have several closings scheduled for the first quarter of 2012. This will reduce the non performing assets further and provide an improvement to non interest expenses by reducing the costs of owning and maintaining OREO properties. Total problem assets, which include non performing assets and problem loans that are still performing, decreased to $136.8 million at the end of 2011, which is an improvement of 3.7% in the fourth quarter and 13.3% compared to a year ago. This marks the third consecutive quarterly decrease in problem assets.

In 2011, the IRS began an examination of the Company’s federal income tax return for the year ended December 31, 2009. Based on preliminary IRS reports, an estimated liability of $500,000 was recorded at December 31, 2011 related to the 2009 examination. This amount is included in other liabilities and federal income tax expense. The examination is still in process, and the final outcome is not known at this time. Based on current knowledge the Company believes the accrued liability is adequate to absorb the effect, if any, relating to the ultimate resolution of the uncertain tax position challenged by the IRS. The estimate recorded may be adjusted prior to the filing of our annual report on Form 10-K.

H. Douglas Chaffin, President and CEO, commented, “We are pleased to report a second consecutive profit this quarter, especially since the profitability is the direct result of the continued improvement in our asset quality. As the economic conditions continue to slowly improve, we will continue to see improvements in our asset quality and earnings. Loan demand is still slow, and the decrease in the loan portfolio caused a slight decrease in the net interest income compared to last year. We continue to have a solid deposit base, a very liquid balance sheet, and adequate capital, so when the eventual increase in loan demand occurs, we will be well positioned to participate in the growth.”

Mr. Chaffin concluded, “Local economic indicators continued to improve this quarter, and we remain optimistic. Improvements in employment are reflected in improvements in past dues. We will continue to focus our efforts on improving asset quality, maintaining liquidity, seeking new sources of revenue and capital, and controlling expenses. We still have much work ahead of us given our current environment, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the fourth quarter results on Friday, January 27, 2012, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 317-6789. The toll free number for callers in Canada is (866) 605-3852 and international callers can access the call at (412) 317-6789. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 24 offices, 40 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers. Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2011	2011	2011	2011	2010
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2011	2010

EARNINGS
Net interest income	$8,824	$8,956	$8,578	$8,769	$8,814	$35,127	$36,828
FTE Net interest income	$8,981	$9,113	$8,737	$8,937	$8,985	$35,768	$37,654
Provision for loan and lease losses	$2,500	$2,700	$2,850	$5,750	$7,086	$13,800	$20,500
Non interest income	$6,390	$4,319	$3,858	$3,663	$4,195	$18,230	$19,436
Non interest expense	$11,783	$9,943	$10,369	$10,724	$10,277	$42,819	$44,480
Net income (loss)	$431	$632	$(783)	$(4,042)	$(7,537)	$(3,762)	$(11,899)
Basic earnings (loss) per share	$0.02	$0.04	$(0.05)	$(0.23)	$(0.44)	$(0.22)	$(0.72)
Diluted earnings (loss) per share	$0.02	$0.04	$(0.05)	$(0.23)	$(0.44)	$(0.22)	$(0.72)
Average shares outstanding	17,285,762	17,274,436	17,265,075	17,256,472	17,214,768	17,270,528	16,498,734
Average diluted shares outstanding	17,285,762	17,274,436	17,265,075	17,256,472	17,214,768	17,270,528	16,498,734

PERFORMANCE RATIOS
Return on average assets	0.14%	0.20%	-0.25%	-1.29%	-2.39%	-0.30%	-0.92%
Return on average common equity	2.26%	3.39%	-4.46%	-22.04%	-35.55%	-5.11%	-14.06%

Base Margin	3.07%	3.06%	2.97%	3.02%	3.03%	3.03%	3.07%
FTE Adjustment	0.06%	0.05%	0.06%	0.06%	0.06%	0.06%	0.07%
Loan Fees	0.03%	0.05%	0.03%	0.03%	0.03%	0.04%	0.03%
FTE Net Interest Margin	3.16%	3.16%	3.06%	3.11%	3.12%	3.13%	3.17%

Efficiency ratio	68.80%	66.26%	70.89%	73.07%	67.61%	69.74%	66.13%
Full-time equivalent employees	349	352	349	344	342	349	350

CAPITAL
Average equity to average assets	6.14%	5.93%	5.64%	5.85%	6.73%	5.89%	6.54%
Book value per share	$4.38	$4.34	$4.23	$4.08	$4.29	$4.38	$4.29
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$3,733	$4,105	$3,970	$4,064	$7,217	$15,872	$24,556
Loan Recoveries	$229	$645	$322	$518	$607	$1,714	$1,215
Net Charge-Offs	$3,504	$3,460	$3,648	$3,546	$6,610	$14,158	$23,341

Allowance for loan and lease losses	$20,865	$21,869	$22,629	$23,427	$21,223	$20,865	$21,223

Nonaccrual Loans	$50,717	$57,673	$66,433	$65,597	$67,581	$50,717	$67,581
Loans 90 days past due	$20	$29	$240	$364	$4	$20	$4
Restructured loans	$24,774	$16,023	$11,595	$14,775	$14,098	$24,774	$14,098
Total non performing loans	$75,511	$73,725	$78,268	$80,736	$81,683	$75,511	$81,683
Other real estate owned & other assets	$16,711	$18,739	$21,365	$22,640	$19,815	$16,711	$19,815
Nonaccrual Investment Securities	$2,984	$2,749	$2,810	$2,694	$2,568	$2,984	$2,568
Total non performing assets	$95,206	$95,213	$102,443	$106,070	$104,066	$95,206	$104,066
Problem Loans Still Performing	$41,558	$46,869	$43,220	$53,598	$53,726	$41,558	$53,726
Total Problem Assets	$136,764	$142,082	$145,663	$159,668	$157,792	$136,764	$157,792

Net loan charge-offs to average loans	2.01%	1.92%	2.02%	1.93%	3.39%	1.97%	2.89%
Allowance for losses to total loans	3.07%	3.11%	3.15%	3.21%	2.82%	3.07%	2.82%
Non performing loans to gross loans	11.10%	10.48%	10.91%	11.07%	10.84%	11.10%	10.84%
Non performing assets to total assets	7.69%	7.65%	8.31%	8.35%	8.26%	7.69%	8.26%
Allowance to non performing loans	27.63%	29.66%	28.91%	29.02%	25.98%	27.63%	25.98%

END OF PERIOD BALANCES
Loans and leases	$680,510	$703,430	$717,488	$729,503	$753,860	$680,510	$753,860
Total earning assets	$1,139,172	$1,139,469	$1,126,022	$1,163,939	$1,151,371	$1,139,172	$1,151,371
Total assets	$1,238,027	$1,245,401	$1,232,438	$1,269,615	$1,259,377	$1,238,027	$1,259,377
Deposits	$1,022,310	$1,029,647	$1,018,304	$1,045,141	$1,031,893	$1,022,310	$1,031,893
Interest Bearing Liabilities	$984,593	$995,463	$996,239	$1,041,039	$1,027,320	$984,593	$1,027,320
Shareholders' equity	$75,711	$74,930	$72,975	$70,415	$73,998	$75,711	$73,998
Total Shares Outstanding	17,291,729	17,279,696	17,269,225	17,260,748	17,252,329	17,291,729	17,252,329

AVERAGE BALANCES
Loans and leases	$690,569	$713,433	$723,146	$744,579	$773,269	$717,772	$806,594
Total earning assets	$1,129,960	$1,143,238	$1,145,448	$1,163,506	$1,141,829	$1,145,439	$1,187,067
Total assets	$1,231,959	$1,245,574	$1,247,979	$1,270,234	$1,249,543	$1,248,822	$1,294,414
Deposits	$1,015,703	$1,031,682	$1,031,232	$1,044,556	$1,015,740	$1,030,717	$1,020,871
Interest Bearing Liabilities	$977,956	$1,004,620	$1,020,396	$1,040,463	$1,009,619	$1,010,671	$1,069,124
Shareholders' equity	$75,673	$73,881	$70,401	$74,363	$84,123	$73,584	$84,653

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Year Ended December 31,
Dollars in thousands (except per share data)	2011	2010	2011	2010
Interest Income
Interest and fees on loans	$9,342	$10,832	$39,712	$46,010
Interest on investment securities-
Tax-exempt	346	396	1,415	1,936
Taxable	2,071	1,724	8,282	8,508
Interest on balances due from banks	39	32	151	132
Total interest income	11,798	12,984	49,560	56,586

Interest Expense
Interest on deposits	2,077	3,126	10,698	13,094
Interest on borrowed funds	897	1,044	3,735	6,664
Total interest expense	2,974	4,170	14,433	19,758

Net Interest Income	8,824	8,814	35,127	36,828
Provision For Loan Losses	2,500	7,086	13,800	20,500

Net Interest Income After
Provision For Loan Losses	6,324	1,728	21,327	16,328

Other Income
Income from wealth management services	964	1,010	3,919	4,049
Service charges and other fees	1,172	1,312	4,694	5,297
Net gain (loss) on sales of securities	433	(9)	1,084	3,260
Origination fees on mortgage loans sold	211	259	482	717
Bank Owned Life Insurance income	2,400	412	3,607	1,944
Other	1,210	1,211	4,444	4,169
Total other income	6,390	4,195	18,230	19,436

Other Expenses
Salaries and employee benefits	4,864	4,668	19,475	19,106
Occupancy expense	857	673	3,103	2,867
Equipment expense	777	753	2,941	3,170
Marketing expense	154	257	849	991
Professional fees	644	618	2,477	2,155
Collection expense	52	114	233	377
Net loss on other real estate owned	618	634	3,561	3,700
Other real estate owned expense	650	714	2,108	2,630
FDIC deposit insurance assessment	693	859	2,947	3,130
Debt prepayment penalties	-	-	-	2,492
Death benefit expense	1,639	-	-	-
Other	835	987	5,125	3,862
Total other expenses	11,783	10,277	42,819	44,480

Profit (Loss) Before Income Taxes	931	(4,354)	(3,262)	(8,716)
Income Tax Expense	500	3,183	500	3,183
Net Profit (Loss)	$431	$(7,537)	$(3,762)	$(11,899)

Basic Earnings (Loss) Per Common Share	$0.02	$(0.44)	$(0.22)	$(0.72)

Diluted Earnings (Loss) Per Common Share	$0.02	$(0.44)	$(0.22)	$(0.72)

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31,
Dollars in thousands	(Unaudited)	2010
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$18,201	$13,789
Interest bearing	57,794	72,511
Total cash and cash equivalents	75,995	86,300

Securities - Held to Maturity	35,364	23,804
Securities - Available for Sale	354,899	289,365
Federal Home Loan Bank stock - at cost	10,605	11,831
Loans held for sale	1,035	973

Loans	679,475	752,887
Allowance for Loan Losses	(20,865)	(21,223)
Loans - Net	658,610	731,664

Accrued interest receivable and other assets	24,350	34,207
Bank Owned Life Insurance	47,653	50,664
Premises and Equipment - Net	29,516	30,569
Total assets	$1,238,027	$1,259,377

Liabilities
Deposits:
Non-interest bearing	$164,852	$148,208
Interest-bearing	857,458	883,685
Total deposits	1,022,310	1,031,893

Federal Home Loan Bank advances	107,000	113,500
Repurchase agreements	20,000	30,000
Notes Payable	135	135
Accrued interest payable and other liabilities	12,871	9,851
Total liabilities	1,162,316	1,185,379

Shareholders' Equity
Common stock (no par value)	2,099	2,146
Retained Earnings	72,735	76,497
Unearned Compensation	(87)	(187)
Accumulated other comprehensive income (loss)	964	(4,458)
Total shareholders' equity	75,711	73,998
Total liabilities and shareholders' equity	$1,238,027	$1,259,377

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com